Exhibit 23.1

                     [WEINBERG & COMPANY, P.A. LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
The Bluebook International Holding Company:

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated May 14, 2004, relating to the consolidated financial statements of The Bluebook International Holding Company and subsidiary as of and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts".

                                            /s/ Weinberg & Company, P.A..
                                            Weinberg & Company, P.A.
                                            Certified Public Accountants

Boca Raton, Florida
January 5, 2005